SUB-ITEM 77C



Results of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of
ClearBridge Energy MLP Fund Inc. was held on
March 24, 2016, for the purpose of considering and voting upon the election of Directors.

The following table provides information concerning the matter voted upon at the meeting:


Election of directors



N
o
m
i
n
e
e
s
C
o
m
m
o
n

S
h
a
r
e
s
C
o
m
m
o
n

S
h
a
r
e
s


a
n
d

P
r
e
f
e
r
r
e
d
a
n
d

P
r
e
f
e
r
r
e
d


S
h
a
r
e
s

(
t
o
g
e
t
h
e
r
,
S
h
a
r
e
s

(
t
o
g
e
t
h
e
r
,
P
r
e
f
e
r
r
e
d
P
r
e
f
e
r
r
e
d

a
s

a

s
i
n
g
l
e

c
l
a
s
s
)
a
s

a

s
i
n
g
l
e

c
l
a
s
s
)
S
h
a
r
e
s
S
h
a
r
e
s

V
o
t
e
s

F
o
r
V
o
t
e
s

W
i
t
h
h
e
l
d
V
o
t
e
s

F
o
r
V
o
t
e
s

W
i
t
h
h
e
l
d
R
o
b
e
r
t

D
..

A
g
d
e
r
n
6
2
,
8
4
3
,
4
0
1
1
,
2
7
3
,
0
5
4
0
0
E
i
l
e
e
n

A
..

K
a
m
e
r
i
c
k
6
2
,
9
0
6
,
8
3
5
1
,
2
0
9
,
6
2
0
0
0
R
i
o
r
d
a
n

R
o
e
t
t
6
2
,
7
8
3
,
8
1
3
1
,
3
3
2
,
6
4
2
0
0
J
a
n
e

T
r
u
s
t
0
0
1
,
0
6
1
1
5
0


At May 31, 2016, in addition to Robert D.
Agdern, Eileen A. Kamerick, Riordan Roett and
Jane Trust, the other Directors of the Fund were as follows:

Carol L. Colman
Daniel P. Cronin
Paolo M. Cucchi
Leslie H. Gelb
William R. Hutchinson